Exhibit 99.1

AgriFORCE Announces Convertible Debt Facility in an Initial Principal Amount of $14.025 Million

VANCOUVER, B.C. – July 6, 2022 – AgriFORCE Growing Systems Ltd. (“the Company”) (NASDAQ: AGRI; AGRIW), an intellectual property (IP)-focused AgTech company dedicated to advancing sustainable cultivation and crop processing across multiple verticals, today announced it has entered into a definitive agreement for a convertible debt facility (the “Notes”) of an initial principal amount of $14.025 million (which is subject to a 10% original issue discount) and up to an additional principal amount of $33 million with accredited institutional investors (the “Investors”). The initial conversion price of the Notes is $2.22 per share. Under the agreement, the Company expects to receive an initial amount of $12.75 million (less fees to be deducted) and would have the right to receive up to an additional aggregate of $33.0 million at the discretion of each of the investors, in one or multiple tranches, subject to certain conditions, at then-current market prices. In addition, the Investors have received 3.5-year warrants with 65% warrant coverage at an initial exercise price of $2.442 per share, subject to customary adjustments. Upon receipt of shareholder approval, consistent with Nasdaq Rules, the Company intends to use the net proceeds of the Notes towards the closing of the previously announced acquisition of Delphy Groep BV (Delphy). This facility is in lieu of the planned convertible debt facility, previously announced in March 2022. The notes are due in 2.5 years and amortize over a 25-month period. The Company has agreed to file a resale registration statement for the shares underlying the notes and warrants.

Ingo Mueller, CEO of AgriFORCE, commented: “We are pleased to announce the consummation of this convertible debt facility, which provides us with additional flexibility by virtue of our ability to redeem the notes at a nominal premium. This facility is intended to finance the previously announced acquisition of Delphy, a Netherlands-based AgTech consultancy firm, while providing certain redemption rights in an effort to manage equity dilution.”

Additional details on the transaction will be available in the Company’s Form 8-K, which is being filed with the Securities and Exchange Commission and available on the Company’s website.

About AgriFORCE

AgriFORCE Growing Systems Ltd. (NASDAQ: AGRI; AGRIW) is an agtech company focused on building an integrated agtech platform that combines the best technology, intellectual property and knowledge to solve an urgent problem – providing the best solutions to help drive sustainable crops and nutritious food for people around the world. Looking to serve the global market, the Company’s current focus is on North America, Europe and Asia. The AgriFORCE vision is to be a leader in delivering plant-based foods and products through an advanced and sustainable agtech platform that makes positive change in the world—from seed to table. Additional information about AgriFORCE is available at: www.agriforcegs.com.

Follow AgriFORCE on Twitter: @agriforcegs

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This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

This announcement is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities of the issuer. Any offer to sell or solicitation of an offer to buy securities of the issuer may only be made pursuant to a valid prospectus pursuant to an effective registration statement or pursuant to a valid exemption from registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Company Contact:

Ian Pedersen

Tel: (604) 757-0952

Email: ipedersen@agriforcegs.com

Investor Relations:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1021

Email: AGRI@crescendo-ir.com

Media Relations:

Peppercomm

Hannah Robbins

Tel: (415) 633-3205

Email: AgriFORCE@peppercomm.com